Exhibit 10.13

1690 South Congress Ave., Suite 200
Delray Beach, FL 33445

LETTER AGREEMENT

April 22, 2013

Scott Silverman

Chief Executive Officer

VeriTeQ Acquisition Corporation

220 Congress Park Drive, Suite 200

Delray Beach, Florida 33445

Dear Mr. Silverman:

This letter agreement (“Letter Agreement”) is intended to summarize the terms and conditions of the agreement between VeriTeQ Acquisition Corporation (“VTEQ”) and PositiveID Corporation (“PSID”) as to the continued financial support of VTEQ by PSID:

1.	VeriTeQ acknowledges that as of March 31, 2013 VTEQ owes PSID $211,000 pursuant to the Shared Services Agreement between the two companies.

2.

VeriTeQ acknowledges that it has not made monthly principal and interest payments on the Note owed to PSID, which were scheduled to begin in January 2013, which results in $21,000 owed to PSID as March 31, 2013.

3.

Given the promising developments of VTEQ’s business, PSID is willing to support up to an additional $60,000 during April and May to assist VTEQ in meeting its working capital needs. The support will be provided as follows:

a.	During April and May PSID will advance funds to support VTEQ’s payroll obligations of approximately $20,000.

b.	PSID will defer the Shared Services payments for April and May ($10,000 in total).

c.	PSID will make direct cash advances to VTEQ of $20,000.

d.	At PSID’s discretion it may make an additional $10,000 advance to VTEQ in late May.

4.	VTEQ commits to repay the amounts owed under the Shared Service and Note as follows:

a.	VTEQ will pay to PSID $30,000 at the closing of any financing of $250,000 or more, closed after the date of this Letter Agreement.

561.805.8008 • www.positiveidcorp.com • OTCBB:PSID

b.	VTEQ will pay $30,000 once aggregate new financings from the date of this Letter Agreement exceeds $375,000.

c.

After any repayments pursuant to (a) and (b) above, VTEQ will pay the remaining amounts owed under the Shared Services and Note at a rate of 20% of all new money received (from any source) until current on the Note and Shared Services.

5.	VTEQ commits to use its best efforts to become and remain current on all Note and Shared Service payments by August 31, 2013.

6.

In order to correct an omission from the Asset Purchase Agreement (“APA”) dated August 28, 2012, between PSID and VTEQ, this Letter Agreement shall serve as an amendment to Schedule 1.1 – Assigned Patents: Patent # 2011/0282175, “Wireless Molecular Sensor System and Process.” Other than that one addition to Schedule 1.1 all other terms remain the same.

By signing this Letter Agreement, PSID and VTEQ agree to the terms above.

Sincerely,

/s/ William J. Caragol

William J. Caragol

Chief Executive Officer
Agreed and accepted as of April 22, 2013:

VeriTeQ Acquisition Corporation

By: /s/ Scott R. Silverman

Scott R. Silverman

Chief Executive Officer